Exhibit 1.1

EXECUTION VERSION

One Liberty Properties, Inc.

Common Stock
($1.00 par value per share)

AMENDED AND RESTATED EQUITY OFFERING SALES AGREEMENT

August 19, 2020

D.A. Davidson & Co.

8 Third Street North

Great Falls, MT 59401

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

One Liberty Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through D.A. Davidson & Co. and B. Riley Securities, Inc., as sales agents and/or principals (each individually an “Agent” and collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, $1.00 par value per share (the “Common Stock”), having an aggregate gross sales price of up to $36,158,222 on the terms set forth in Section 2 of this Amended and Restated Equity Offering Sales Agreement (this “Agreement”). The Company agrees that whenever it determines to sell Shares directly to one or both Agents as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2 of this Agreement.

This Agreement amends and restates in its entirety that certain Equity Offering Sales Agreement, dated August 9, 2019 (the “Original Agreement”), by and among the Company and each Agent, which contemplated the issuance and sale of Shares having an aggregate offering price of up to $36,158,222 through or to each Agent. As of the date hereof, Shares having an aggregate offering price of up to $36,158,222 remain authorized for issuance and sale pursuant to the terms of this Agreement.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents that as of the date of this Agreement, the date of any Terms Agreement, each Registration Statement Amendment Date (as defined in Section 3(j) below), each Company Periodic Report Date (as defined in Section 3(i) below), each Company Earnings Report Date (as defined in Section 3(j) below), each Request Date (as defined in Section 3(j) below), each Applicable Time (as defined in Section 1(c) below) and each Settlement Date (as defined in Section 2(g) below):

(a) A registration statement on Form S-3 (File No. 333-237241), as amended, including a form of prospectus (the “Base Prospectus”), covering the registration of the offer and sale of certain securities (including the Shares) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement and any applicable Terms Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the 1933 Act. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430B of the 1933 Act Regulations (“Rule 430B”) and contained in the Prospectus referred to below, has become effective under the 1933 Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares, in the form filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the 1933 Act Regulations. Any reference herein to the Registration Statement or to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission and incorporated by reference therein.

(b) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Issuer Free Writing Prospectus (as defined in Section 1(c) below) or the Prospectus relating to the proposed offering from time to time of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. Each of the Registration Statement and the Prospectus, as of the date hereof and the date of any Terms Agreement and as of each Applicable Time and each Settlement Date, as applicable, comply or will comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (“1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”). Subject to the limitation included in the next sentence, the Registration Statement and any amendment thereto, as of its effective date, at each deemed effective date with respect to the Agents and the Shares pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and as of each Settlement Date, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto, as of its date and as of each Settlement Date, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agents, specifically for use therein.

(c) The Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to the relevant Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of such Applicable Time and the applicable Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agents, specifically for use therein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any Terms Agreement; and

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

(d) Each Issuer Free Writing Prospectus, as of its date and as of each Applicable Time and each Settlement Date, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agents, specifically for use therein.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with the requisite corporate, limited liability company or limited partnership power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where failure to be in good standing or lack of such power and authority would not have a Material Adverse Effect (as defined below). The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The outstanding shares of capital stock, membership interests or limited partnership interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests or limited partnership interests, as the case may be, in the Subsidiaries are outstanding.

(f) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except for any subsequent issuances of Common Stock pursuant to reservations, agreements, compensatory arrangements or benefit plans that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(g) The Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. No holder of the Shares will be subject to personal liability by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares will be in substantially the form incorporated by reference as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s articles of incorporation and bylaws and requirements of the New York Stock Exchange LLC (the “NYSE”).

(h) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations, without taking into account any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares as contemplated by the Registration Statement.

(i) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of the 1934 Act Regulations. The pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the required information and has been prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that are not so disclosed. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(j) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(k) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where the failure to so comply would not have a Material Adverse Effect.

(l) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(n) (A) The Company, the Subsidiaries and any joint venture in which the Company or any Subsidiary owns an interest (each, a “Related Entity”), as the case may be, have good and marketable fee title or leasehold interest to the portfolio properties (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or held as a lessee, as the case may be, by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (1) as otherwise disclosed on an aggregate basis in the Registration Statement, the General Disclosure Package and the Prospectus or (2) those which do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, any Subsidiary, any Related Entity or the lessee under each lease at each of such properties; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, (1) each of the ground leases and subleases relating to any of the Portfolio Properties, if any, is in full force and effect, with such exceptions as do not interfere with the use made or proposed to be made of such property by the Company, any Subsidiary or any Related Entity, as the case may be, and (2) no default or event of default has occurred under any ground lease or sublease with respect to such property and none of the Company or any Subsidiary has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease or sublease and (3) none of the Company or any Subsidiary has received any notice of a claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Company, any Subsidiary or any Related Entity, as the case may be, to the continued possession of the leased or subleased premises under any such ground lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on any of the Portfolio Properties and the assets of the Company, the Subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (D) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, (1) each of the leases governing the Portfolio Properties is in full force and effect, with such exceptions as do not interfere with the use made or proposed to be made of such property by the Company, any Subsidiary, any Related Entity or the lessee, as the case may be, and (2) none of the Company, any Subsidiary or any Related Entity or, to the knowledge of the Company or any Subsidiary, any lessee of any of the Portfolio Properties is in default under any of such leases and none of the Company or any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases; and (E) each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a Material Adverse Effect, and none of the Company or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Portfolio Properties except in any case where such action or proceeding would not have a Material Adverse Effect.

(o) Title insurance in favor of the Company, the Subsidiaries or any Related Entity has been obtained with respect to each Portfolio Property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(p) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Portfolio Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, any Subsidiary or any Related Entity, nor does any of the Company, any Subsidiary or any Related Entity hold a participating interest therein, (B) are not cross-defaulted to any indebtedness other than indebtedness of the Company, any of the Subsidiaries or any Related Entity and (C) are not cross-collateralized to any property not owned by the Company, any of the Subsidiaries or any Related Entity.

(q) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not result in a Material Adverse Effect, (A) none of the Company, any of the Subsidiaries or, to the knowledge of the Company, any Related Entity is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Subsidiaries and the Related Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, any of the Subsidiaries or any Related Entity and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of the Subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws.

(r) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

(s) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such tax or assessment that is being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(t) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and (iii) except for regular quarterly dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and the Subsidiaries have no material contingent obligations that are required to be disclosed which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(u) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and any Terms Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, except for any such conflict, breach or default that would not have a Material Adverse Effect, or of the certificate or articles of incorporation, bylaws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents of the Company or any Subsidiary or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(v) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and any Terms Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement and any Terms Agreement have been duly executed and delivered by the Company.

(w) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and any Terms Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Agents under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(x) The compensation and services agreement, effective as of January 1, 2007, as amended, between the Company and Majestic Property Management Corp. has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(y) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as currently conducted; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses in all material respects; neither the Company nor any of the Subsidiaries has infringed (except as would not reasonably be expected to have a Material Adverse Effect), and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons (except as would not reasonably be expected to have a Material Adverse Effect). The Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(z) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(aa) Commencing with its taxable year ended December 31, 2006, the Company has been, and immediately upon the sale of the Shares from time to time as contemplated by this Agreement or any Terms Agreement, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(bb) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares from time to time as contemplated by this Agreement or any Terms Agreement and the application of the net proceeds from any such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(cc) The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act Regulations) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the required information and is prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material weakness in the Company’s internal control over financial reporting and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd) The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(ee) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ff) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(gg) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(ii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(jj) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(ll) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(mm) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(nn) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(pp) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that would have a Material Adverse Effect; (B) neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would have a Material Adverse Effect and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except with respect to any such noncompliance that would not be expected to result in a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through an Agent acting as sales agent or directly to an Agent acting as principal from time to time, and each Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold, on a daily basis or otherwise as shall be agreed to by the Company and an Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed such Agent to make such sales. On any Trading Day, the Company may instruct an Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold by such Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. On any Trading Day, the Company may sell Shares only through one Agent, and in no event may the Company sell Shares on any Trading Day through both Agents. Subject to the terms and conditions hereof, an Agent instructed to sell Shares on a Trading Day shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and such Agent acknowledges and agrees that (A) there can be no assurance such Agent will be successful in selling the Shares, (B) such Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) such Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by such Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and neither Agent as sales agent shall sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents in writing (including by telecopy or email, upon acknowledgement of receipt). In addition, the Company or the applicable Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) The gross sales price of any Shares sold pursuant to this Agreement by an Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be calculated as provided in Schedule I hereto. The Company may sell Shares to one or both Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required with an itemization of such deductions. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree prior to the commencement thereof to compensation that is customary for such Agent with respect to such transactions, it being understood that neither Agent shall engage in any activity that it reasonably believes would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, of the Shares without first notifying the Company in writing; provided, however, that no such prior notification shall be required where an Agent is acting as sales agent as described above for sales of the Company’s Common Stock at the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices and for which it is entitled to receive the compensation calculated as provided in Schedule I hereto.

(e) If acting as sales agent hereunder, an Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NYSE, and in each case referred to in this clause (iii), and notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(g) Settlement for sales of Shares pursuant to this Section 2 will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the applicable Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payments by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(h) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of any Shares and, by notice to the applicable Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and neither Agent shall be obligated to offer or sell any Shares, (i) during any period in which such Agent believes that the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(i) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to an Agent (with a copy to counsel to the Agents) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, (ii) provide such Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (3)(j), (k) and (l) hereof, respectively, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clause (i) of Section 2(h), which shall have independent application.

(j) At each Applicable Time, Settlement Date, Registration Statement Amendment Date, Company Periodic Report Date, Company Earnings Report Date and Request Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of an Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3. Covenants. The Company agrees with each Agent as follows:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date without first providing the Agents a reasonable opportunity to review and comment on such amendment or supplement, and to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such order, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time (in each case other than during a Suspension Period (as defined in Section 3(s)) to take such action as an Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign entity, subject itself to taxation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with the offering or sale of Shares, the Company will make available to the Agents, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents, copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement of the Company and its subsidiaries in form complying with the provisions of Rule 158 of the 1933 Act Regulations.

(e) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package and the Prospectus.

(f) In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.

(g) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(h) Intentionally Omitted.

(i) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date, each Company Earnings Report Date, each Request Date, each Company Periodic Report Date and each date on which Shares are delivered to an Agent pursuant to a Terms Agreement (in each case other than during a Suspension Period), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through one or both Agents under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), or, to the extent required by applicable law and Commission interpretations thereof, in prospectus supplements to be filed by the Company from time to time, the Company shall set forth with regard to such quarter or such shorter period determined by the Company, as the case may be, the number of Shares sold through the Agents under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(j) Upon execution of this Agreement and each time Shares are delivered to an Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any Current Reports on Form 8-K (other than an Earnings 8-K and any other Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(i) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (iv) promptly after each reasonable request by an Agent (each date of any such request by an Agent, a “Request Date”) (each of the date of the execution of this Agreement, each such Settlement Date where an Agent is acting as principal and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) a certificate dated the date of delivery thereof to the Agents (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which was last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e), but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such certificate; provided, however, that the delivery requirements of this Section 3(j) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k) Upon execution of this Agreement and each time Shares are delivered to an Agent as principal on a Settlement Date and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) the written opinion of counsel to the Company (who shall be reasonably acceptable to the Agents), dated the date of delivery thereof to the Agents (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion or, in lieu of any such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents (with a copy to counsel for the Agents) with a letter substantially to the effect that the Agents may rely on such counsel’s last opinion to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the General Disclosure Package and Prospectus as amended and supplemented to the date of such letter authorizing reliance); provided, however, that the delivery requirements of this Section 3(k) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l) Upon execution of this Agreement and each time Shares are delivered to an Agent as principal on a Settlement Date and promptly after each other Representation Date, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter; provided, however, that the delivery requirements of this Section 3(l) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(m) The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ own accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(n) If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations contained in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Shares.

(o) The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(p) Other than during a Suspension Period, the Company will not, without (i) giving the Agents at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the applicable Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by such Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 of the 1933 Act Regulations, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement, (ii) Common Stock issued pursuant to the Company’s dividend reinvestment plan, stock purchase plans or employee compensation plans, as the same may be amended or replaced from time to time, (iii) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof, or (iv) sales or offers of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock in private placement transactions to sellers relating to acquisition of real property or interests therein, including mortgage or leasehold interests, or in conjunction with any joint venture transaction, made to any seller of such real property or such joint venture interest (and the filing of any prospectus supplement related to the resale of such shares of Common Stock as may be required by such seller).

(q) If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement, if it is not an automatic shelf registration statement, to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(r) The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as its board of directors deems it in the best interests of the Company’s securityholders to remain so qualified.

(s) The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Representation Date that it does not intend to sell Shares under this Agreement for the period commencing on such Representation Date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”). If the Company shall have provided such notice, the requirements to provide certificates pursuant to Section 3(j) hereunder, legal opinions pursuant to Section 3(k) hereunder, and letters from independent accountants pursuant to Section 3(l) hereunder shall be waived during such Suspension Period. Notwithstanding the foregoing, during a Suspension Period or subsequent to the completion of a Suspension Period, as applicable, neither Agent shall be obligated to sell any Shares pursuant to the Company’s instruction until all documents required by each such applicable Section of this Agreement shall have been provided to the Agents and the Company shall have provided the Agents with a customary due diligence update.

Section 4. Free Writing Prospectus.

(a) (i) The Company represents and agrees that without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations; and

(ii) each Agent represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Company has complied and will comply with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses.

The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the cost of printing or producing this Agreement and any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) reimbursement of the reasonable out-of-pocket expenses of the Agents, including the reasonable fees and disbursements of counsel, incurred in connection with the transactions contemplated by this Agreement; provided, however, that such expenses shall not exceed an aggregate of $50,000 for each twelve-month period during the term of this Agreement, commencing with the date of the Original Agreement (or such shorter period if this Agreement is terminated pursuant to Section 10 hereof) (each, an “Annual Period”); and provided, further, that if, during any Annual Period commencing with the date of the Original Agreement, an aggregate amount of Shares equal to, or greater than, $5,000,000 have been offered and sold under this Agreement during such Annual Period, the Company shall have no obligation to reimburse the Agents for such out-of-pocket expenses incurred by them during such Annual Period; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

Section 6. Conditions of Agents’ Obligations. The obligations of the Agents hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents.

(b) On every date specified in Section 3(k) hereof, Sidley Austin llp, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving their opinion, Sidley Austin llp may rely as to matters involving the laws of the State of Maryland upon the opinion of Dentons US LLP or such other counsel reasonably satisfactory to the Agents.

(c) (i) On every date specified in Section 3(k) hereof, Dentons US LLP, counsel for the Company, shall have furnished to the Agents written opinions, dated as of such date, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively, and to such further effect as counsel to the Agents may reasonably request; and (ii) on every date specified in Section 3(l) hereof, Dentons US LLP, counsel for the Company, shall have furnished to the Agents a letter, dated as of such date, substantially in the form attached hereto as Exhibits A-3, and to such further effect as counsel to the Agents may reasonably request.

(d) At the dates specified in Section 3(l) hereof, Ernst & Young LLP, and any other independent accountants who have certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents a letter or letters dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) On each date specified in Section 3(j) hereof, the Agents shall have received a certificate of the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, dated as of the date thereof, to the effect that (A) the Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the 1933 Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission; (B) there has been no Material Adverse Effect, or any development or occurrence that would reasonably be expected to have a Material Adverse Effect, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus as each is then amended or supplemented, (C) the representations and warranties of the Company contained herein are true and correct as of such date and (D) the Company has complied with all of the agreements entered into in connection with the transactions contemplated herein and in any Terms Agreement and satisfied all conditions on its part to be performed or satisfied.

(f) Since the date of the latest audited financial statements then included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

(g) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h) On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Agents.

(i) All filings with the Commission required by Rule 424 of the 1933 Act Regulations to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j) The Shares shall have been approved for listing on the NYSE as of the date of this Agreement.

(k) Counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

Section 7. Indemnification.

(a) The Company agrees:

(1) to indemnify and hold harmless each Agent and its affiliates and each person, if any, who controls such Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which such Agent or its affiliates or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Agents specifically for use therein; and

(2) to reimburse such Agent, such Agent’s affiliates, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Agent or its affiliates or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Agent, its affiliates or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that an Agent was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Agent will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that an Agent will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Agents specifically for use therein. This indemnity agreement will be in addition to any liability which each Agent may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the applicable Agent(s) in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and such Agent agrees that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) In any proceeding relating to the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agents, the directors or officers or any person controlling an Agent, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement or any Terms Agreement. A successor to an Agent, its directors or officers or any person controlling an Agent, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of an Agent or any controlling person of such Agent, or the Company, or any officer or director of the Company or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and any Terms Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through an Agent for the Company or with respect to any pending sale to an Agent pursuant to a Term Agreement or any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(g) hereof.

(e) In the case of any purchase by an Agent pursuant to a Terms Agreement, such Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, in the judgment of such Agent, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the NYSE MKT or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal of New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to:

D.A. Davidson & Co.

8 Third Street North

Great Falls, MT 59401

Attention: Equity Syndicate Department

Fax No.: (406) 791-7357

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention: General Counsel

Fax No.: (212) 457-9947

with a copy to:

atmdesk@brileyfbr.com

atmadmin@brileyfbr.com

And if to the Company to:

One Liberty Properties, Inc.
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Fax No.: (516) 466-3132

Attention: Mark H. Lundy, Esq.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, such Agent and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and such Agent and each person who controls the Company or an Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through an Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission, including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

ONE LIBERTY PROPERTIES, INC.

By:	/s/ David W. Kalish
Name: David W. Kalish
Title: Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

D.A. DAVIDSON & CO.

By:	/s/ Keith E. Getter
Name: Keith E. Getter
Title: Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: SMD & Co-Head of Investment Banking

Schedule I

Compensation

Each Agent shall be paid compensation at a mutually agreed rate, not to exceed 2% of the gross sales price of Shares sold pursuant to the terms of this Agreement.

Annex 1

One Liberty Properties, Inc.

Common Stock
($1.00 par value per share)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

One Liberty Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Equity Offering Sales Agreement, dated August 19, 2020 (the “Sales Agreement”), among the Company, B. Riley Securities, Inc. and D.A. Davidson & Co., to sell and issue to [•] (the “Agent[s]”) the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent[s] the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent[s] shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent[s] to the Company for the Purchased Securities; provided, that the purchase price payable by the Agent[s] for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent[s] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “time Shares are delivered to the Agents as principal on a Settlement Date” within the meaning of Sections 3(j), (k) and (l) of the Sales Agreement.]*

*	Include only if the Agent has an over-allotment option.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent[s], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent[s] and the latter agree[s] to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement [between][among] the Agent[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*	Include only if the Agent has an over-allotment option.

ONE LIBERTY PROPERTIES, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[AGENT[s]]

By:
Name:
Title: